Exhibit 99.1

6721 Columbia Gateway Drive — Columbia — Maryland — 21046 — U.S.A.

Telephone: 443.539.5008 — Fax: 410.312.2705 — Internet: info@integ.com — Web: http://www.integ.com

Integral Systems Announces Fiscal 2010 Fourth Quarter and Fiscal Year 2010 Results

Fourth Quarter Results Drive Year-over-Year Revenue Growth;

Revenue and Gross Margin Meets or Exceeds Guidance

COLUMBIA, Md., December 8, 2010 — Integral Systems, Inc. (NASDAQ: ISYS) (“Company”) today reported financial results for the fourth quarter of fiscal year 2010 and the full fiscal year ended September 24, 2010. Below are highlights of the Company’s reported results:

•	Fiscal year 2010 revenues of $177.9 million, an 11.3 percent increase over fiscal year 2009 revenues of $159.9 million and exceeding guidance;

•	Fiscal year 2010 gross margin of 38.6 percent, achieving guidance;

•	Fiscal year 2010 Adjusted EBITDA[1] of $8.2 million;

•	Record-level fiscal year 2010 Product segment revenues of $97.4 million, a 41.4 percent increase over fiscal year 2009; and

•	Strong fourth quarter 2010 bookings of $63.5 million; full fiscal year 2010 bookings of $188.9 million.

Fiscal Year 2010 Fourth Quarter Results

Revenue for the fourth quarter of fiscal year 2010 was $55.5 million, an increase of 42.7 percent compared to the fourth quarter of fiscal year 2009. Gross margin for the quarter was 38.6 percent compared to 32.6 percent for the same period last year. Fourth quarter fiscal year 2010 income from operations was $1.2 million compared to a loss from operations of $1.6 million in the fourth quarter of fiscal year 2009. Adjusted EBITDA for the fourth quarter of fiscal year 2010 was $3.7 million compared to $0.7 million in the fourth quarter of fiscal year 2009.

Fourth quarter 2010 results include the impact of a $2.8 million lease loss reserve resulting from the sublease of a portion of the Company’s former headquarters facility at a lower rental rate than the original lease and an increased reserve on an adjacent facility, which was fully vacated by the Company during the fourth quarter of 2010. Excluding the impact of the lease loss reserve, fourth quarter Adjusted EBITDA would have been $6.5 million.

[1]	Adjusted EBITDA is a non-GAAP measure, which represents net income before interest income, interest expense, provision (benefit) for income taxes, depreciation, amortization expense and non-cash stock compensation expense. Adjusted EBITDA does not represent income or cash flows as defined by GAAP. A description of our use of non-GAAP information and a reconciliation of Adjusted EBITDA to net income is provided below under “Use of Non-GAAP Financial Information.”

Operating results for the fourth quarter of fiscal year 2010 reflect continued investments in research and development and in starting up Integral Systems Service Solutions (IS3) as well as the full impact of the lease loss reserve. Diluted earnings per share for the fourth quarter of 2010 were $0.00 compared to the diluted loss of $0.06 per share for the fourth quarter of fiscal year 2009.

Fiscal Year 2010 Full Year Results

Revenue for fiscal year 2010 was $177.9 million compared to $159.9 million reported for fiscal year 2009. Gross margin for fiscal year 2010 was 38.6 percent compared to 33.6 percent for fiscal year 2009. Fiscal year 2010 loss from operations was $1.5 million compared to income from operations of $0.1 million reported for fiscal year 2009. The loss is primarily due to higher than anticipated selling, general and administrative expenses and a combined $5.9 million in reserves taken over the course of the fiscal year for indirect rates on the Company’s government programs and lease loss reserves on our facilities. Adjusted EBITDA for fiscal year 2010 was $8.2 million compared to $8.0 million for fiscal year 2009. Fiscal year 2010 diluted loss per share was $0.14 compared to diluted earnings of $0.06 per share in fiscal year 2009.

Fourth Quarter 2010 and Fiscal Year 2010 Full Year Segment Results

Military & Intelligence Group Segment

The Military and Intelligence segment posted fourth quarter 2010 revenues of $19.1 million, an increase of 13.7 percent over the fourth quarter of fiscal year 2009. For fiscal year 2010, Military and Intelligence revenues were $64.1 million, a 19.3 percent decrease from fiscal year 2009. The decrease in full year revenue was primarily due to the loss of our GPS-OCX bid in the second quarter of fiscal year 2010 and a delay in finalizing current and future work scope on an existing contract with the United States Air Force.

Civil & Commercial Group Segment

The Civil & Commercial segment contributed revenues of $6.1 million for the fourth quarter of fiscal year 2010, an increase of 61.9 percent over the fourth quarter of fiscal year 2009. For fiscal year 2010, Civil & Commercial revenues were $24.7 million, an increase of 14.2 percent over fiscal year 2009. The increase was attributable to a $2.1 million increase from contract services revenue and a $0.9 million increase from software maintenance revenue.

Products Group Segment

The Products segment delivered fourth quarter 2010 revenues of $33.9 million, an increase of 61.6 percent over the fourth quarter of fiscal year 2009. For fiscal year 2010, Products revenues were $97.4 million, an increase of 41.4 percent over fiscal year 2009 and representing 54.7 percent of the Company’s total revenues for fiscal year 2010, compared to 43.0 percent for fiscal year 2009. The year over year increase is attributable to a $15.1 million increase from product revenue, a $10.7 million increase from contract services revenue, and a $6.1 million increase from software maintenance revenue. Product revenue included $13.4 million from the SATCOM Solutions division, which includes CVG, Inc. and its subsidiary, Avtec Systems, Inc., which the Company acquired during the second quarter of fiscal year 2010, and the assets of Sophia Wireless, acquired in the third quarter of fiscal year 2010. The remaining increase is attributable to the record growth in Product sales, particularly in the RT Logic and SAT Corporation divisions.

Selected Fiscal Year 2010 and Recent Business Highlights

•

Completed the acquisition of privately held CVG, Inc. and its subsidiary, Avtec Systems Inc., now operating as the Integral Systems SATCOM Solution division, further expanding the reach of Integral Systems’ product line and customer base within the Department of Defense

•

Completed the acquisition of certain assets of Sophia Wireless, now operating as a product line within Integral Systems’ SATCOM Solutions division, adding a product line of highly compact and high-performing Ka-band and Ku-band solid-state power amplifiers to Integral Systems’ lines of communications products and solutions

•	Launched Integral Systems Service Solutions (IS3) to provide SATCOM Network Operations (NetOps) services as part of a broader Global Managed Network Services offering

•

Strengthened the management team with leaders experienced in government contracting and program management, including the appointment of Christopher Roberts as Chief Financial Officer and Colonel (Retired) Robert F. Wright, Jr., as Senior Vice President and General Manager of Integral Systems Military and Intelligence Group

•	Announced the dismissal or withdrawal of all previously pending litigation without any findings against the Company or its current management team, or payment of any settlement amounts

•	Received new contract awards in both core and adjacent markets including:

¡	$1.5 million contract extension on the U.S. Air Force Command and Control System – Consolidated (CCS-C) program through 2013

¡	$14.2 million contract modification to the Command and Control System – Consolidated (CCS-C) contract to provide contract coverage to account for launches of Advanced Extremely High Frequency (AEHF) satellites 1-3 through 2012

¡	$13.1 million, multi-year contract to RT Logic by the United States government to modernize a major data communications network

¡	A seven-year contract extension to provide continued support to SKY Perfect JSAT’s existing Monics Carrier Monitoring System (CMS) and satID Geolocation systems

•	Announced significant program and customer milestones such as:

¡	The successful completion of the Required Asset Available (RAA) milestone for the Rapid Attack Identification, Detection Reporting System (RAIDRS) Block 10 (RB-10) Central Operating Location and first deployable system

¡	The on-schedule handover of satellite bus operations for the third Wideband Global SATCOM Space Vehicle (WGS SV-3) to the Command and Control System – Consolidated (CCS-C)

¡	Acceptance of GeoMon spectrum supervision system for the Ukrainian State Centre of Radio-Frequencies (UCRF)

¡	Awarded Northrop Grumman’s Information Systems Sector “Supplier Excellence Award” and was named a Northrop Grumman corporate “2009 World-Class Team Supplier”

•

Launched several new and upgraded industry-leading products including the RT Logic TS400CS Channel Simulator, SAT Corporation’s SAT-DSP 5000, a new line of satID products (satID Express, satID Essential, and satID Expert), Integral Systems’ SATCOM Solutions division’s Raptor X-45cm X-band Ultra Small Satellite Terminal (USAT) and Newpoint Technologies’ latest version of its industry-leading COMPASS Network Management System (NMS)

Management’s Review of Results

“I am proud of the growth in our operations,” commented Paul Casner, Chief Executive Officer of Integral Systems. “We increased our backlog to $191 million, the first time in over three years that we have grown our backlog. I am particularly encouraged by the results of our Products segment, which delivered a 41 percent increase in revenue this fiscal year. Even excluding the additive effect of our newly acquired SATCOM Solutions division, the Products segment delivered 22 percent growth. That is simply tremendous execution. As a commercial products-based company, we deliver not only products but also systems and services based on those products. Today’s results confirm that our operations and market outlook are solid.”

Casner continued, “We continue to work to put the issues that have plagued this company to rest. We have identified several opportunities to reduce Integral Systems’ operating expenses, which totaled $70.1 million in fiscal year 2010, including $34.7 million in corporate expenditures. We are focused on reducing our indirect costs, including excess facility costs, legal expenses and others, to position the company for efficient growth. We have taken steps to achieve over $4 million in net cost reductions in fiscal year 2011 and see room for continued improvement in this area.”

Christopher Roberts, Chief Financial Officer of Integral Systems, commented, “I am encouraged by the fourth quarter results, but am well aware that we still have a lot of work to do. We remain committed to reducing corporate costs, meeting our regulatory obligations and continuing operations growth. I am optimistic that fiscal year 2011 will reflect the benefits of our focus on cost reduction and revenue expansion and will provide value to our shareholders.”

Management’s Expectation for the Fiscal Year Ending September 30, 2011

Integral Systems expects the following financial results for fiscal year 2011:

• Revenue:	$205.0 - $215.0 million

• Gross Margin:	33% - 35%

• Earnings per Share (diluted):	$0.25 - $0.30

• Adjusted EBITDA:	$20.0 - $24.0 million

Mr. Paul Casner, Chief Executive Officer, and Mr. Christopher Roberts, Chief Financial Officer, will host the Company’s fiscal 2010 fourth quarter and full fiscal year 2010 earnings conference call on Wednesday, December 8, 2010, at 11:00 AM EST. Interested parties are invited to participate in the conference call by dialing 1.877.324.1958. A replay of the conference call can be heard from 2:00 p.m. EST, Wednesday, December 8, 2010, through 11:59 p.m. EST, Wednesday, December 15, 2010, by dialing 1.800.642.1687 or 1.706.645.9291 and asking for Conference ID number 27164639. The conference call will also be webcast live on Integral Systems’ website.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP measure, defined as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation, amortization expense and non-cash stock compensation expense. Adjusted EBITDA does not represent income or cash flows as defined by GAAP. Integral Systems discloses Adjusted EBITDA because it is a financial measure commonly used in the Company’s industry. Because management believes that Adjusted EBITDA facilitates internal comparisons of the Company’s historical financial position and operating performance on a more consistent basis, the Company also uses Adjusted EBITDA in measuring performance relative to that of its competitors and in evaluating acquisition opportunities.

Adjusted EBITDA is not meant to be considered a substitute or replacement for net income as determined in accordance with GAAP. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions.

A reconciliation between GAAP net income and Adjusted EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	September 24, 2010	September 25, 2009	September 24, 2010	September 25, 2009
($ millions)
Net Income	$54	$(1,077)	$(2,396)	$1,105
Other (Income) Expense, net	$762	$(94)	$1,211	$31
Provision for Income Taxes	$408	$(448)	$(300)	$(1,033)

Income From Operations	$1,224	$(1,619)	$(1,485)	$103

Non-Cash Stock Compensation	$458	$916	$2,589	$3,560
Depreciation and Amortization	$2,052	$1,435	$7,145	$4,328

EBITDA	$3,734	$732	$8,249	$7,991

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., of Columbia, Md., applies more than 25 years experience to provide integrated technology solutions for satellite communications-interfaced systems. Customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA and nearly every satellite operator in the world. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved, and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government and the results of any governmental agency audit, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

###

Company Contact:	Investor Relations Contact:
Andrew Miller	Kathryn Herr
Vice President, External Communications	Vice President, Marketing & Communications
Integral Systems, Inc.	Integral Systems, Inc.
Phone: 443.539.5124	Phone: 443.539.5118
amiller@integ.com	kherr@integ.com

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 24, 2010	September 25, 2009
Assets

Current assets:
Cash and cash equivalents	$2,625	$5,698
Accounts receivable, net of allowance for doubtful accounts	27,973	27,016
Unbilled revenues	41,703	37,028
Prepaid expenses and other current assets	1,854	1,256
Income tax receivable	2,563	12,361
Deferred contract costs	5,282	2,598
Inventory	14,811	9,994

Total current assets	96,811	95,951

Restricted cash	1,001	—
Property and equipment, net	23,374	20,368
Goodwill	71,834	54,113
Intangible assets, net	21,955	6,711
Other assets	2,846	1,181

Total assets	$217,821	$178,324

Liabilities and Stockholders’ Equity

Current liabilities:
Short-term debt	$28,000	$5,311
Accounts payable	6,479	5,771
Accrued expenses	26,162	17,941
Deferred income taxes	8,655	7,347
Deferred revenues	14,812	12,373

Total current liabilities	84,108	48,743

Deferred rent, non-current	8,553	8,460
Deferred income taxes, non-current	3,464	—
Obligations under capital leases	4,181	5,163
Other non-current liabilities	991	955

Total liabilities	101,297	63,321

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,572,300 and 17,331,796 shares issued and outstanding at September 24, 2010 and September 25, 2009, respectively	176	173
Additional paid-in capital	70,528	66,461
Retained earnings	45,958	48,354
Accumulated other comprehensive income (loss)	(138)	15

Total stockholders’ equity	116,524	115,003

Total liabilities and stockholders’ equity	$217,821	$178,324

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 24, 2010	September 25, 2009	September 24, 2010	September 25, 2009
	(Unaudited)

Revenue	$55,512	$38,912	$177,895	$159,933

Cost of revenue	34,081	26,246	109,289	106,149

Gross profit	21,431	12,666	68,606	53,784

Operating expense:
Selling, general & administrative	17,317	12,922	59,983	49,131
Research & development	2,890	1,363	10,108	4,550

Total operating expense	20,207	14,285	70,091	53,681

Income (loss) from operations	1,224	(1,619)	(1,485)	103

Other (expense), net	(762)	94	(1,211)	(31)

Income (loss) before income taxes	462	(1,525)	(2,696)	72

Income tax (benefit)	408	(448)	(300)	(1,033)

Net income (loss)	$54	$(1,077)	$(2,396)	$1,105

Comprehensive income (loss):
Cumulative currency translation adjustment	489	(4)	(153)	4

Total comprehensive income (loss)	$543	$(1,081)	$(2,549)	$1,109

Weighted average number of common shares:
Basic	17,606	17,360	17,498	17,317
Diluted	17,607	17,360	17,498	17,370

Net income (loss) per share:
Basic	$0.00	$(0.06)	$(0.14)	$0.06
Diluted	$0.00	$(0.06)	$(0.14)	$0.06

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars)

	Three Months Ended		Twelve Months Ended
	September 24, 2010	September 25, 2009	September 24, 2010	September 25, 2009
	(unaudited)		(unaudited)

Revenue:
Military and Intelligence Group	$19,116	$16,808	$64,132	$79,457
Civil and Commercial Group	6,095	3,766	24,680	21,618
Products Group	33,858	20,952	97,353	68,848
Elimination of intersegment sales	(3,557)	(2,614)	(8,270)	(9,990)

Total revenue	55,512	38,912	177,895	159,933

Cost of revenue:
Military and Intelligence Group	13,892	15,739	47,182	62,897
Civil and Commercial Group	4,541	2,615	15,632	16,085
Products Group	19,205	10,506	54,745	37,157
Elimination of intersegment sales	(3,557)	(2,614)	(8,270)	(9,990)

Total cost of revenue	34,081	26,246	109,289	106,149

Gross profit:
Military and Intelligence Group	5,224	1,069	16,950	16,560
Gross margin	27.3%	6.4%	26.4%	20.8%
Civil and Commercial Group	1,554	1,151	9,048	5,533
Gross margin	25.5%	30.6%	36.7%	25.6%
Products Group	14,653	10,446	42,608	31,691
Gross margin	43.3%	49.9%	43.8%	46.0%

Total gross profit	21,431	12,666	68,606	53,784

Gross margin	38.6%	32.6%	38.6%	33.6%

Operating expense:
Military and Intelligence Group	4,958	5,264	17,138	20,177
Civil and Commercial Group	1,820	1,585	8,405	5,615
Products Group	13,429	7,436	44,548	27,889

Total operating expense	20,207	14,285	70,091	53,681

Income (loss) from operations:
Military and Intelligence Group	266	(4,195)	(188)	(3,617)
Operating margin	1.4%	-25.0%	-0.3%	-4.6%
Civil and Commercial Group	(266)	(434)	643	(82)
Operating margin	-4.4%	-11.5%	2.6%	-0.4%
Products Group	1,224	3,010	(1,940)	3,802
Operating margin	3.6%	14.4%	-2.0%	5.5%

Total income (loss) from operations	$1,224	$(1,619)	$(1,485)	$103

Operating margin	2.2%	-4.2%	-0.8%	0.1%

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	2010	2009

Cash flows from operating activities:
Net income (loss)	$(2,396)	$1,105
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,145	4,328
Bad debt expense (recovery)	(1,047)	1,060
Stock-based compensation	2,589	3,560
Tax (benefit) expense on the exercise of stock options	—	479
Provision for deferred income taxes	(305)	8,522
Changes in operating assets and liabilities, excluding the net effects of acquisitions:
Accounts receivable	3,854	(10,894)
Unbilled revenues	(4,746)	(12,867)
Prepaid expenses and other current assets	(216)	(258)
Lease incentive and leasehold improvement allowance	—	9,343
Deferred contract costs	(3,149)	4,070
Inventory	(2,541)	(2,126)
Accounts payable	(346)	(1,414)
Accrued expenses	5,893	93
Deferred revenue	1,070	(391)
Income taxes receivable/payable	11,569	(8,119)
Other	368	194

Net cash provided by (used in) operating activities	17,742	(3,315)

Cash flows from investing activities:
Acquisition of fixed assets	(5,980)	(12,152)
Proceeds from the sale of property and equipment	—	12,515
Acquisition of CVG, Incorporated, net of cash acquired	(32,256)	—
Acquisition of Sophia Wireless, Incorporated	(2,500)	—
Acquisition of satID	—	(10,979)
Decrease in restricted cash	—	—
Proceeds from collections on notes receivable	—	—

Net cash (used in) investing activities	(40,736)	(10,616)

Cash flows from financing activities:
Proceeds from line of credit borrowing	46,500	19,811
Repayments of line of credit borrowings	(23,811)	(14,500)
Deferred financing fees incurred	(1,751)	—
Restricted cash deposit	(1,001)	—
Payments on capital lease obligations	(947)	(193)
Proceeds from issuance of common stock	460	77
Tax (benefit) expense of stock option exercises	—	(479)

Net cash provided by (used in) financing activities	19,450	4,716

Net decrease in cash and cash equivalents	(3,544)	(9,215)
Effect of exchange rate changes on cash	471	(113)
Cash and cash equivalents - beginning of year	5,698	15,026

Cash and cash equivalents - end of year	$2,625	$5,698